Exhibit 10.4.4

AMENDMENT TO THE LIVE OAK BANCSHARES, INC.
AMENDED AND RESTATED 2015 OMNIBUS STOCK INCENTIVE PLAN

    WHEREAS, Live Oak Bancshares, Inc. (the “Company”), maintains the Amended and Restated 2015 Omnibus Stock Incentive Plan, as amended (the “Plan”);

    WHEREAS, pursuant to Section 16(a) of the Plan, the board of directors of the Company (the “Board”) is authorized to amend the Plan, subject in certain cases to the approval of the Company’s shareholders;

WHEREAS, the Board deems it to be in the best interests of the Company to amend the Plan to revise the definition of “Retirement” under the Plan, as set forth below; and

WHEREAS, the Board has determined that the amendment set forth below does not require shareholder approval under the Plan, the listing standards of the New York Stock Exchange, or applicable law.

NOW, THEREFORE, in accordance with the provisions of Section 16(a) of the Plan, the Plan is hereby amended in the following respects:

1.Section 2(kk) of the Plan is deleted in its entirety and the following substituted in lieu thereof:

(kk)    “Retirement” means the termination by the Grantee of his or her Continuous Service where (i) the Grantee has attained his or her 55th birthday, (ii) the Grantee has served as an Employee for at least five (5) consecutive years, and (iii) the sum of the Grantee’s whole years of age plus the Grantee’s whole years of Continuous Service is at least 70 prior to such termination, unless the Administrator determines such termination is not a Retirement for purposes of the Plan and/or any Award.

2.Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved, as amended to date.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment to the Live Oak Bancshares, Inc. Amended and Restated 2015 Omnibus Stock Incentive Plan was adopted by the Board on November 14, 2023.

LIVE OAK BANCSHARES, INC.
By:	/s/ James S. Mahan III
James S. Mahan III
Chairman and Chief Executive Officer